Filed pursuant to Rule 424(b)(5)

Registration No. 333-291977

PROSPECTUS SUPPLEMENT

(to prospectus dated January 20, 2026)

AVAX One Technology Ltd.

Common Shares

Up to 73,849,958

Common Shares

Pursuant to this prospectus, the selling shareholders of AVAX One Technology Ltd. (the “Company”), identified in this prospectus (the “selling shareholders”) may offer common shares, without par value (“common shares”), from time to time if and to the extent as such selling shareholders may determine, as described in the section entitled “Plan of Distribution,” at prevailing market prices, at prices based upon prevailing market prices or at negotiated prices. If any common shares are sold, the selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares. We are filing this prospectus supplement to register 68,578,175 shares sold in our November 5, 2025 private placement.

Additionally, we are filing the prospectus supplement to permit the resale of up to 5,271,783 common shares issuable upon conversion of notes and exercise of warrants issued in the October 24, 2025 additional tranche of $7,700,000 with a 10% original issue discount for gross proceeds of $6,930,000. The convertible debt and warrants were issued with an exercise and strike price of $2.41.

We are not selling any common shares included in this prospectus. While we will not receive any of the proceeds from the sale of any common shares sold by the selling shareholders pursuant to this prospectus, we will receive proceeds from any exercise of the selling shareholder warrants, assuming such exercise does not occur on a cashless exercise basis. See the additional information provided under the headings “Use of Proceeds” and “Selling Shareholders.”

The Company’s headquarters is located at 800-525 West 8th Avenue, Vancouver, BC, Canada V5Z 1C6, and our telephone number is (604) 757-0952.

Our common shares are listed and posted for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AVX.” On January 23, 2026, the closing price of our common shares on Nasdaq was $1.88 per common share.

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire prospectus accompanying this prospectus supplement, including the additional information described under the heading “Incorporation of Certain Information by Reference,” and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the the accompanying prospectus, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 26, 2026.

Prospectus Supplement

Prospectus

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” “AVAX One Technology Ltd.”, AVAX and “AgriFORCE” refer to AVAX One Technology Ltd. and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and accompanying base prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the accompanying base prospectus and under the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, in our subsequent Quarterly Reports on Form 10-Q and any amendment or update thereto reflected in subsequent filings with the SEC, along with our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and accompanying base prospectus.

Overview

AgriFORCE™ was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 800 – 525 West 8th Avenue, Vancouver, BC, Canada, V5Z 1C6. In November 2025, we changed our name to AVAX One Technology Ltd.

Status as an Emerging Growth Company and Smaller Reporting Company

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of the initial public offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act of 1934, as amended, as our public float as of September 22, 2025 was under $75 million and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

S-4

THE OFFERING

Securities to be Sold

Pursuant to this prospectus supplement, the selling shareholders of AVAX One Technology Ltd. (the “Company”), identified in this prospectus (the “selling shareholders”) may offer common shares, without par value (“common shares”), from time to time if and to the extent as such selling shareholders may determine, as described in the section entitled “Plan of Distribution,” at prevailing market prices, at prices based upon prevailing market prices or at negotiated prices. If any common shares are sold, the selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares. We are filing this prospectus supplement to register 68,578,175 shares sold in our November 5, 2025 private placement.

Additionally, we are filing the prospectus supplement to permit the resale of up to 5,271,783 common shares issuable upon conversion of notes and exercise of warrants issued in the October 24, 2025 additional tranche of $7,700,000 with a 10% original issue discount for gross proceeds of $6,930,000. The convertible debt and warrants were issued with an exercise and strike price of $2.41.

Use of proceeds	We will not receive any proceeds from the sale of shares hereunder, although we may receive proceeds upon the exercise of the warrants.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 23 of the accompanying prospectus and the other information included in, or incorporated by reference into, this prospectus supplement and accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	AVX (for common shares)

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 7, 2025 , as amended on April 29, 2025, in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30. 2025 and filed with the SEC on November 14, 2025. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus supplement is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” within this prospectus supplement for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

All forward-looking statements speak only as of the date of this prospectus supplement. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus supplement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-6

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 7, 2025,as amended on April 29, 2025, and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The common stock offered hereby will be sold as set forth in the Plan of Distribution, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-7

USE OF PROCEEDS

We are registering shares for selling stockholders and will receive no proceeds from the sale of shares registered hereunder.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

S-8

SELLING STOCKHOLDERS

Selling Shareholders

This prospectus relates to the resale of up to 68,578,175 shares sold in our November 5, 2025 private placement. Additionally, we are filing the prospectus supplement to permit the resale of up to 5,271,783 common shares issuable upon conversion of notes and exercise of warrants issued in the October 24, 2025 additional tranche of $7,700,000 of notes and warrants. Except for ownership of the Company’s common shares and notes and warrants and as otherwise described in the documents incorporated by reference into this prospectus, the selling shareholders have not had any material relationship with us within the past three years.

The table below sets forth the name of the selling shareholders, the number and percentage of our common shares beneficially owned by the selling shareholders as of January 22, 2026, the number of common shares that may be offered by the selling shareholders under this prospectus, and the number and percentage of common shares beneficially owned by the selling shareholders assuming all of the common shares registered hereunder are sold. Applicable percentage ownership is based on 92,672,203 common shares issued and outstanding as of January 21, 2026, and beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to AVX’s common shares. Generally, a person “beneficially owns” a security if he, she or it possesses sole or shared voting or investment power over that security, including warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Shares subject to warrants that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding such warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information in the table below and the footnotes thereto regarding common shares to be beneficially owned after the offering assumes that the selling shareholders have exercised their warrants in full, despite the limitations on exercise in the warrants (including as described below), and further assumes that the selling shareholders sell all of the common shares being offered by them under this prospectus and do not acquire any common shares (other than the common shares issuable upon exercise of the selling shareholder warrants) prior to the offering.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to AVX by the selling shareholders. The selling shareholders may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, or otherwise dispose of or purchase, at any time and from time to time, common shares in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below.

Selling Shareholder	Common Shares Beneficially Owned Before the Offering	Percent	Number of Common Shares to be Sold Pursuant to this Prospectus
Alpine Partners (BVI), LP	211,864	*	211,864	(1)
American Steadfast, L.P.	2,158,728	2.33%	2,158,728	(3)
Andrew Durgee	871,749	*	871,749	(4)
Andrew Levy	72,170	*	72,170	(5)
Ask America LLC	847,457	*	847,457	(6)
Atlantic Blue Sky Limited	105,932	*	105,932	(7)
ATW Master Fund V LP	423,729	*	423,729	(8)
Avalanche (BVI) Investments Inc.	10,593,220	11.44%	4,469,383	(9)
Bastion Trading Limited	4,635,492	5.01%	4,635,492	(10)
BORDERLESS MULTI-STRATEGY FUND V LP	909,565	*	909,565	(11)
Brian Johnson	435,874	*	435,874	(12)
Cai Deyan	423,728	*	423,728	(13)
CMCC Titan Fund L.P.	1,093,262	1.18%	1,093,262	(14)
CoinFund Liquid Opportunities LP	864,406	*	864,406	(15)
CoinFund Liquid Opportunities LP - Series F	97,457	*	97,457	(16)
CoinFund Liquid Opportunities LP - Series G	97,457	*	97,457	(17)
Cosmic Vision Innovations Ltd.	635,593	*	635,593	(18)
CVI Investments, Inc.	1,300,000	1.40%	1,300,000	(19)
DCG International Investments Ltd.	423,729	*	423,729	(20)
EBT Group Holdings LLC	4,240,274	4.58%	4,240,274	(21)
ELEVEN ELEVEN INVESTMENT LLC	294,666	*	294,666	(22)
Fifth Lane Partners Fund LP	423,729	*	423,729	(23)
FinTech Collective DeFi Fund I LP	1,626,538	1.76%	1,626,538	(24)
FinTech Collective DeFi Fund II LP	634,273	*	634,273	(25)
Galaxy Digital LP	423,729	*	423,729	(26)
Graham Friedman	261,524	*	261,524	(27)
Ground Tunnel Capital LLC	105,932	*	105,932	(28)
GSR Markets Switzerland GmbH	2,118,644	2.29%	2,118,644	(29)
GV Investments, LLC	2,099,111	2.27%	2,099,111	(30)
Hashkey Fintech Investment Fund III (Caymen Master) LP	423,729	*	423,729	(31)
Hunting Hill Crypto Opportunities Master Fund, LTD	2,542,372	2.75%	2,542,372	(32)
Hunting Hill Master Fund, SPC - Flagship Arbitrage SP	1,694,915	1.83%	1,694,915	(33)
John Wu	423,729	*	423,729	(34)
Jonathan West	635,593	*	635,593	(35)
Lee A. Schneider	105,932	*	105,932	(36)
Luigi D’Onorio DeMei	423,728	*	423,728	(37)
Lydia Chiu	423,728	*	423,728	(38)
M2 Capital Limited	4,513,409	4.87%	4,513,409	(39)
Nicholas Mussallem	255,713	*	255,713	(40)
North Rock Digital, LP	204,570	*	204,570	(41)
ParaFi Digital Opportunities LP	1,591,288	1.72%	1,591,288	(42)
ParaFi Quantitative Strategies LP	2,966,102	3.20%	2,966,102	(43)
Payward, Inc.	1,483,051	1.60%	1,483,051	(44)
Pine Garden Open-ended Fund Company – Pine Garden Discovery Sub-Fund	381,356	*	381,356	(45)
Pioneer Capital Anstalt	423,728	*	423,728	(46)
PrecisionEdge Capital Corporation	677,966	*	677,966	(47)
Republic Digital Opportunistic Digital Assets Master Fund Ltd.	1,732,804	1.87%	1,732,804	(48)
Saba Capital Income & Opportunities Fund	197,628	*	197,628	(49)
Saba Capital Income & Opportunities Fund II	151,083	*	151,083	(50)
Saba Capital Master Fund, Ltd.	922,476	*	922,476	(51)
Saurabh Sharma	84,745	*	84,745	(52)
Solios, Inc.	2,118,644	2.29%	2,118,644	(53)
Steadfast International Master Fund Ltd.	3,773,475	4.07%	3,773,475	(54)
Summer Wisdom Holding Limited	423,728	*	423,728	(55)
Syncracy Master Fund I Ltd	3,095,592	3.34%	3,095,592	(56)
VA Consulting & Advisory Inc.	84,745	*	84,745	(57)
Wai Kit Lau	423,728	*	423,728	(58)
Wee Ming Choon	42,373	*	42,373	(59)
Wilkes-Barre Capital, LLC	423,729	*	423,729	(60)
Wintermute Asia Pte Ltd	4,237,288	4.58%	4,237,288	(61)
YA II PN, Ltd.	4,237,288	4.58%	4,237,288	(62)
Yiren Digital Ltd.	423,728	*	423,728	(63)
Alto Opportunity Master Fund SPC - Segregated Master Portfolio B	-	*	5,271,783	(2)
	92,602,803		73,849,958

S-9

(1) Consists of an aggregate of 211,864 common shares issued to Alpine Partners (BVI), LP in the November 5, 2025 Private Placement. Amy Tarlowe is the investment manager of Alpine Partners (BVI), LP. The business address of Alpine Partners (BVI), LP is c/o AGM, 140 Broadway, 38th Floor New York New York USA 10005.
(2) - Consists of 3,195,020 shares to be issued to Alto Opportunity Master Fund SPC - Segregated Master Portfolio B pursuant to a Convertible Note issued Octover 24, 2025, and 2,076,763 shares issuable upon the exercise of warrants issued October 24, 2025. The warrants have an exercise price of $2.41 per share. Issuance shares subject to a 4.99% blocker at any one time.
(3) Consists of an aggregate of 2,158,728 common shares issued to American Steadfast, L.P. in the November 5, 2025 Private Placement. Zachary Bodmer is the investment manager of American Steadfast, L.P.. The business address of American Steadfast, L.P. is 450 Park Avenue, 20th Floor NY NY USA 10022.
(4) Consists of an aggregate of 871,749 common shares issued to Andrew Durgee in the November 5, 2025 Private Placement. The business address of Andrew Durgee is 426 S Country Club Drive Lake Worth FL USA 33462.
(5) Consists of an aggregate of 72,170 common shares issued to Andrew Levy in the November 5, 2025 Private Placement. The business address of Andrew Levy is 235 Cedar St Englewood NJ USA 07631.
(6) Consists of an aggregate of 847,457 common shares issued to Ask America LLC in the November 5, 2025 Private Placement. Thomas Borys is the investment manager of Ask America LLC. The business address of Ask America LLC is 21 Law Drive Fairfield NJ USA 07004.
(7) Consists of an aggregate of 105,932 common shares issued to Atlantic Blue Sky Limited in the November 5, 2025 Private Placement. Xin He is the investment manager of Atlantic Blue Sky Limited. The business address of Atlantic Blue Sky Limited is Unit 2303, Low Block Grand Millennium Plaza 181 Queen’s Road Central Hong Kong .
(8) Consists of an aggregate of 423,729 common shares issued to ATW Master Fund V LP in the November 5, 2025 Private Placement. Antonio Ruiz-Gimenez is the investment manager of ATW Master Fund V LP. The business address of ATW Master Fund V LP is c/o ATW Partners, 1 Penn Plz Ste 4810 New York NY USA 10119.
(9) Consists of an aggregate of 4,469,383 common shares issued to Avalanche (BVI) Investments Inc. in the November 5, 2025 Private Placement. Aaron Unterman is the investment manager of Avalanche (BVI) Investments Inc.. The business address of Avalanche (BVI) Investments Inc. is C/O Campbells Corporate Services Floor 4, Banco Popular Building Road Town, Tortola British Virgin Islands VG1110.
(10) Consists of an aggregate of 4,635,492 common shares issued to Bastion Trading Limited in the November 5, 2025 Private Placement. Wei Zhu is the investment manager of Bastion Trading Limited. The business address of Bastion Trading Limited is Sea Meadow House, P. O. Box 116 Road Town, Tortola British Virgin Islands .
(11) Consists of an aggregate of 909,565 common shares issued to BORDERLESS MULTI-STRATEGY FUND V LP in the November 5, 2025 Private Placement. David Garcia is the investment manager of BORDERLESS MULTI-STRATEGY FUND V LP. The business address of BORDERLESS MULTI-STRATEGY FUND V LP is 4290 SOUTH HIGHWAY 27 SUITE 201 SPACE 3 Clermont FL USA 34711.
(12) Consists of an aggregate of 435,874 common shares issued to Brian Johnson in the November 5, 2025 Private Placement. The business address of Brian Johnson is 2261 63rd st. Apt 1r Brooklyn NY USA 11204.
(13) Consists of an aggregate of 423,728 common shares issued to Cai Deyan in the November 5, 2025 Private Placement. Cai Deyan is the investment manager of Cai Deyan. The business address of Cai Deyan is 5 Kotewall Road Dragonview Court, 16A Hong Kong .

S-10

(14) Consists of an aggregate of 1,093,262 common shares issued to CMCC Titan Fund L.P. in the November 5, 2025 Private Placement. Yen Shiau Sin is the investment manager of CMCC Titan Fund L.P.. The business address of CMCC Titan Fund L.P. is Walkers Corporate Limited, 190 Elgin Avenue George Town Grand Cayman KY1-9008.
(15) Consists of an aggregate of 864,406 common shares issued to CoinFund Liquid Opportunities LP in the November 5, 2025 Private Placement. Seth Ginns is the investment manager of CoinFund Liquid Opportunities LP. The business address of CoinFund Liquid Opportunities LP is 5 Bryant Park Suite 1003 New York New York USA 10018.
(16) Consists of an aggregate of 97,457 common shares issued to CoinFund Liquid Opportunities LP - Series F in the November 5, 2025 Private Placement. Seth Ginns is the investment manager of CoinFund Liquid Opportunities LP - Series F. The business address of CoinFund Liquid Opportunities LP - Series F is 5 Bryant Park Suite 1003 New York New York USA 10018.
(17) Consists of an aggregate of 97,457 common shares issued to CoinFund Liquid Opportunities LP - Series G in the November 5, 2025 Private Placement. Seth Ginns is the investment manager of CoinFund Liquid Opportunities LP - Series G. The business address of CoinFund Liquid Opportunities LP - Series G is 5 Bryant Park Suite 1003 New York New York USA 10018.
(18) Consists of an aggregate of 635,593 common shares issued to Cosmic Vision Innovations Ltd. in the November 5, 2025 Private Placement. Yi Shi is the investment manager of Cosmic Vision Innovations Ltd.. The business address of Cosmic Vision Innovations Ltd. is Unit 417，Floor 4，Lippo Center， Tower 2， No.89 Queensway Admirality Hong Kong .
(19) Consists of an aggregate of 1,300,000 common shares issued to CVI Investments, Inc. in the November 5, 2025 Private Placement. Sam Winer is the investment manager of CVI Investments, Inc.. The business address of CVI Investments, Inc. is c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco CA USA 94111.
(20) Consists of an aggregate of 423,729 common shares issued to DCG International Investments Ltd. in the November 5, 2025 Private Placement. Justin Kaufman is the investment manager of DCG International Investments Ltd.. The business address of DCG International Investments Ltd. is 3 Mill Creek Rd. Suite 14 Pembroke HM 05 Bermuda .
(21) Consists of an aggregate of 4,240,274 common shares issued to EBT Group Holdings LLC in the November 5, 2025 Private Placement. Kasey Denesevich is the investment manager of EBT Group Holdings LLC. The business address of EBT Group Holdings LLC is 1575 N Park Dr, STE 100 Weston Florida USA 33326.
(22) Consists of an aggregate of 294,666 common shares issued to ELEVEN ELEVEN INVESTMENT LLC in the November 5, 2025 Private Placement. Kavitha Palani is the investment manager of ELEVEN ELEVEN INVESTMENT LLC. The business address of ELEVEN ELEVEN INVESTMENT LLC is 1151 S ALHAMBRA CIRCLE Coral Gables FL USA 33146.
(23) Consists of an aggregate of 423,729 common shares issued to Fifth Lane Partners Fund LP in the November 5, 2025 Private Placement. Cavan Copeland is the investment manager of Fifth Lane Partners Fund LP. The business address of Fifth Lane Partners Fund LP is 3300 N IH-35, Suite 380 Austin Texas USA 78705.
(24) Consists of an aggregate of 1,626,538 common shares issued to FinTech Collective DeFi Fund I LP in the November 5, 2025 Private Placement. Sean Lippel is the investment manager of FinTech Collective DeFi Fund I LP. The business address of FinTech Collective DeFi Fund I LP is 200 Park Avenue South, Suite 1611 New York New York USA 10003.
(25) Consists of an aggregate of 634,273 common shares issued to FinTech Collective DeFi Fund II LP in the November 5, 2025 Private Placement. Sean Lippel is the investment manager of FinTech Collective DeFi Fund II LP. The business address of FinTech Collective DeFi Fund II LP is 200 Park Avenue South, Suite 1611 New York New York USA 10003.
(26) Consists of an aggregate of 423,729 common shares issued to Galaxy Digital LP in the November 5, 2025 Private Placement. Connor Finemore is the investment manager of Galaxy Digital LP. The business address of Galaxy Digital LP is 300 Vesey St., 13th Floor New York New York USA 10282.
(27) Consists of an aggregate of 261,524 common shares issued to Graham Friedman in the November 5, 2025 Private Placement. Graham Friedman is the investment manager of Graham Friedman. The business address of Graham Friedman is 1523 E Alder St. Seattle WA USA 98122.
(28) Consists of an aggregate of 105,932 common shares issued to Ground Tunnel Capital LLC in the November 5, 2025 Private Placement. Marie Noble is the investment manager of Ground Tunnel Capital LLC. The business address of Ground Tunnel Capital LLC is 527 Madison Ave., 4th Floor New York NY USA 10022.
(29) Consists of an aggregate of 2,118,644 common shares issued to GSR Markets Switzerland GmbH in the November 5, 2025 Private Placement. Raphael Landesmann is the investment manager of GSR Markets Switzerland GmbH. The business address of GSR Markets Switzerland GmbH is c/o Zedra Trust Company (Suisse) SA, Zweigniederlassung Zug Baarerstrasse 77, 6300 Zug Switzerland .

S-11

(30) Consists of an aggregate of 2,099,111 common shares issued to GV Investments, LLC in the November 5, 2025 Private Placement. Sherwin P. Simmons, II is the investment manager of GV Investments, LLC. The business address of GV Investments, LLC is 511 West Bay Street, Suite 320 Tampa FL USA 33606.
(31) Consists of an aggregate of 423,729 common shares issued to Hashkey Fintech Investment Fund III (Caymen Master) LP in the November 5, 2025 Private Placement. Junfan Chen is the investment manager of Hashkey Fintech Investment Fund III (Caymen Master) LP. The business address of Hashkey Fintech Investment Fund III (Caymen Master) LP is 56B Pagoda Street Singapore 059215.
(32) Consists of an aggregate of 2,542,372 common shares issued to Hunting Hill Crypto Opportunities Master Fund, LTD in the November 5, 2025 Private Placement. Anthony Genello is the investment manager of Hunting Hill Crypto Opportunities Master Fund, LTD. The business address of Hunting Hill Crypto Opportunities Master Fund, LTD is 122 East 42nd Street, Suite 5005 New York NY USA 10168.
(33) Consists of an aggregate of 1,694,915 common shares issued to Hunting Hill Master Fund, SPC - Flagship Arbitrage SP in the November 5, 2025 Private Placement. Anthony Genello is the investment manager of Hunting Hill Master Fund, SPC - Flagship Arbitrage SP. The business address of Hunting Hill Master Fund, SPC - Flagship Arbitrage SP is 122 East 42nd Street, Suite 5005 New York NY USA 10168.
(34) Consists of an aggregate of 423,729 common shares issued to John Wu in the November 5, 2025 Private Placement. The business address of John Wu is 1177 Avenue of the Americas, 5th Floor, Suite 50922, New York, NY 10036.
(35) Consists of an aggregate of 635,593 common shares issued to Jonathan West in the November 5, 2025 Private Placement. The business address of Jonathan West is 539 e commerce st #4280 Dallas TX USA 75208.
(36) Consists of an aggregate of 105,932 common shares issued to Lee A. Schneider in the November 5, 2025 Private Placement. The business address of Lee A. Schneider is 1155 N Gulfstream Avenue, Apt 1701 Sarasota FL USA 34236.
(37) Consists of an aggregate of 423728 common shares issued to Luigi D’Onorio DeMei in the November 5, 2025 Private Placement. The business address of Luigi D’Onorio DeMei is 20 Partridge Way Colts Neck NJ USA 07722.
(38) Consists of an aggregate of 423,728 common shares issued to Lydia Chiu in the November 5, 2025 Private Placement.The business address of Lydia Chiu is 274 Northwoods Road Manhasset NY USA 11030.
(39) Consists of an aggregate of 4,513,409 common shares issued to M2 Capital Limited in the November 5, 2025 Private Placement. Arash Saidi is the investment manager of M2 Capital Limited. The business address of M2 Capital Limited is Level 9, Al Sarab Tower, ADGM Square Al Maryah Island, Abu Dhabi UAE .
(40) Consists of an aggregate of 255,713 common shares issued to Nicholas Mussallem in the November 5, 2025 Private Placement. Nicholas Mussallem is the investment manager of Nicholas Mussallem. The business address of Nicholas Mussallem is 16 Baytree Road San Rafael CA USA 94903.
(41) Consists of an aggregate of 204,570 common shares issued to North Rock Digital, LP in the November 5, 2025 Private Placement. Philip H Press is the investment manager of North Rock Digital, LP. The business address of North Rock Digital, LP is 1095 Calle Wilson PH-2, Puerta del Condado Condominium San Juan PR USA 00907.
(42) Consists of an aggregate of 1,591,288 common shares issued to ParaFi Digital Opportunities LP in the November 5, 2025 Private Placement. Adrian Uberto is the investment manager of ParaFi Digital Opportunities LP. The business address of ParaFi Digital Opportunities LP is 500 W. Putnam Ave., Suite 400 Greenwich CT USA 06830.
(43) Consists of an aggregate of 2,966,102 common shares issued to ParaFi Quantitative Strategies LP in the November 5, 2025 Private Placement. Adrian Uberto is the investment manager of ParaFi Quantitative Strategies LP. The business address of ParaFi Quantitative Strategies LP is 500 W. Putnam Ave., Suite 400 Greenwich CT USA 06830.
(44) Consists of an aggregate of 1,483,051 common shares issued to Payward, Inc. in the November 5, 2025 Private Placement. Gurpeet Orberoi is the investment manager of Payward, Inc.. The business address of Payward, Inc. is 1603 Capitol Ave., Suite 517B Cheyenne WY USA 82001.

S-12

(45) Consists of an aggregate of 381,356 common shares issued to Pine Garden Open-ended Fund Company – Pine Garden Discovery Sub-Fund in the November 5, 2025 Private Placement. Yuan Shuai is the investment manager of Pine Garden Open-ended Fund Company – Pine Garden Discovery Sub-Fund. The business address of Pine Garden Open-ended Fund Company – Pine Garden Discovery Sub-Fund is Flat/Room 1303, 13/F Beautiful Group Tower 74-77 Connaught Road Central Hong Kong .
(46) Consists of an aggregate of 423,728 common shares issued to Pioneer Capital Anstalt in the November 5, 2025 Private Placement. Nicola Feuerstein is the investment manager of Pioneer Capital Anstalt. The business address of Pioneer Capital Anstalt is Abtswingertweg 1 9490 Vaduz Liechtenstein .
(47) Consists of an aggregate of 677,966 common shares issued to PrecisionEdge Capital Corporation in the November 5, 2025 Private Placement. Kevin Leung is the investment manager of PrecisionEdge Capital Corporation. The business address of PrecisionEdge Capital Corporation is Room 6508, Central Plaza Wanchai Hong Kong -.
(48) Consists of an aggregate of 1,732,804 common shares issued to Republic Digital Opportunistic Digital Assets Master Fund Ltd. in the November 5, 2025 Private Placement. Alexey Frolov is the investment manager of Republic Digital Opportunistic Digital Assets Master Fund Ltd.. The business address of Republic Digital Opportunistic Digital Assets Master Fund Ltd. is 18 W 18th Street, Floor 6 New York New York USA 10011.
(49) Consists of an aggregate of 197,628 common shares issued to Saba Capital Income & Opportunities Fund in the November 5, 2025 Private Placement. Benjamin Vice is the investment manager of Saba Capital Income & Opportunities Fund. The business address of Saba Capital Income & Opportunities Fund is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor New York NY USA 10174.
(50) Consists of an aggregate of 151,083 common shares issued to Saba Capital Income & Opportunities Fund II in the November 5, 2025 Private Placement. Benjamin Vice is the investment manager of Saba Capital Income & Opportunities Fund II. The business address of Saba Capital Income & Opportunities Fund II is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor New York NY USA 10174.
(51) Consists of an aggregate of 922,476 common shares issued to Saba Capital Master Fund, Ltd. in the November 5, 2025 Private Placement. Benjamin Vice is the investment manager of Saba Capital Master Fund, Ltd.. The business address of Saba Capital Master Fund, Ltd. is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor New York NY USA 10174.
(52) Consists of an aggregate of 84,745 common shares issued to Saurabh Sharma in the November 5, 2025 Private Placement. Saraubh Sharma is the investment manager of Saurabh Sharma. The business address of Saurabh Sharma is 236 S Racine Ave APt 504 Chicago IL USA 60607.
(53) Consists of an aggregate of 2,118,644 common shares issued to Solios, Inc. in the November 5, 2025 Private Placement. Aric Reviere and Joseph Fusco is the investment manager of Solios, Inc.. The business address of Solios, Inc. is 1850 Gateway Drive, 6th floor San Mateo California USA 94404.
(54) Consists of an aggregate of 3,773,475 common shares issued to Steadfast International Master Fund Ltd. in the November 5, 2025 Private Placement. Zachary Bodmer is the investment manager of Steadfast International Master Fund Ltd.. The business address of Steadfast International Master Fund Ltd. is 450 Park Avenue, 20th Floor NY NY USA 10022.
(55) Consists of an aggregate of 423,728 common shares issued to Summer Wisdom Holding Limited in the November 5, 2025 Private Placement. Joseph Chee is the investment manager of Summer Wisdom Holding Limited. The business address of Summer Wisdom Holding Limited is Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola British Virgin Islands VG1110.
(56) Consists of an aggregate of 3,095,592 common shares issued to Syncracy Master Fund I Ltd in the November 5, 2025 Private Placement. Tony Dong is the investment manager of Syncracy Master Fund I Ltd. The business address of Syncracy Master Fund I Ltd is 99 Hudson Street Floor 5 New York USA 10013.
(57) Consists of an aggregate of 84,745 common shares issued to VA consulting & advisory Inc. in the November 5, 2025 Private Placement. Varun Anand is the investment manager of VA consulting & advisory Inc.. The business address of VA consulting & advisory Inc. is 223 Bayview Fairways Drive Thornhill Ontario Canada L3T2Z1.
(58) Consists of an aggregate of 423,728 common shares issued to Wai Kit Lau in the November 5, 2025 Private Placement. Wai Kit Lau is the investment manager of Wai Kit Lau. The business address of Wai Kit Lau is 317 Dorado Beach East Dorado Puerto Rico 00646.
(59) Consists of an aggregate of 42,373 common shares issued to Wee Ming Choon in the November 5, 2025 Private Placement. Wee Ming Choon is the investment manager of Wee Ming Choon. The business address of Wee Ming Choon is 49 Engert Ave Apt 2 Brooklyn NY USA 11222.
(60) Consists of an aggregate of 423,729 common shares issued to Wilkes-Barre Capital, LLC in the November 5, 2025 Private Placement. Kevin Sekniqi is the investment manager of Wilkes-Barre Capital, LLC. The business address of Wilkes-Barre Capital, LLC is c/o Novi Loren, LLC 1801 NE 123rd Street, Suite 314 North Miami Florida USA 33181.
(61) Consists of an aggregate of 4,237,288 common shares issued to Wintermute Asia Pte Ltd in the November 5, 2025 Private Placement. Jake Ostrovskis is the investment manager of Wintermute Asia Pte Ltd. The business address of Wintermute Asia Pte Ltd is 138 Market Street CapitaGreen Singapore 48946.
(62) Consists of an aggregate of 4,237,288 common shares issued to YA II PN, Ltd. in the November 5, 2025 Private Placement. Matthew Beckman is the investment manager of YA II PN, Ltd.. The business address of YA II PN, Ltd. is 1012 Springfield Avenue Mountainside New Jersey USA 07092.
(63) Consists of an aggregate of 423,728 common shares issued to Yiren Digital Ltd. in the November 5, 2025 Private Placement. Ning Tang is the investment manager of Yiren Digital Ltd.. The business address of Yiren Digital Ltd. is 28/F, China Merchants Bureau Building, 118 Jianguo Road Chaoyang District, Beijing China .

S-13

PLAN OF DISTRIBUTION

The selling shareholders may sell all or a portion of the common shares registered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares registered hereby may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the effective date of the registration statement of which this prospectus is a part;
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging positions they assume. After the registration statement of which this prospectus is a part is declared effective, the selling shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the common shares or the selling shareholder warrants and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares if applicable, from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers.

The selling shareholders may also sell the common shares under Rule 144 under the Securities Act, Rule 904 of Regulation S under the Securities Act, or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares, including, without limitation, SEC filing fees; provided that the selling shareholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

S-14

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Farris LLP, our British Columbia counsel.

EXPERTS

The consolidated financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.agriforcegs.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “AVX.”

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

This prospectus supplement is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus supplement:

●

Annual Report on Form 10-K for the year ended December 31, 2024 filed on April 7, 2025, as amended, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025, for the quarter ended June 30, 2025, filed on August 14, 2025 and for the quarter ended on September 30, 2025, filed on November 14, 2025;

●

Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 16, 24 and 30, 2025, March 10, 2025, April 7 and 25, 2025, May 1 and 7, 2025, June 6, 2025, August 5, 2025, September 18 and 22, 2025, October 23, and 27, 2025, and November 6, 12, 13 and 20, 2025; and

●	The description of our common shares contained in our registration statement on Form 8-A filed on July 2, 2021

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on May 5, 2025;

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (604) 757-0952 or by writing to us at the following address:

AVAX One Technology, Ltd. 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada

S-15

AVAX ONE TECHNOLOGY LTD.

Common Shares

Preferred Shares

Warrants

Units

We may, from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common shares, preferred shares, warrants, units or a combination of these securities for an aggregate initial offering price of up to $2,000,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. Any prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you purchase any of the securities offered.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common shares are currently traded on the Nasdaq Capital Market under the symbol “AVX.” On December 4, 2025, the last reported sales price for our common shares was $2.04 per share. The prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any other securities market or exchange of the securities covered by the applicable prospectus supplement.

In addition, these securities also may be resold by selling securityholders. Selling securityholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We and/or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution” section of this prospectus for further information.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” section of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully review these Risk Factors prior to investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

I

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration statement, we or selling securityholders may offer and sell common shares and preferred shares and various series of warrants to purchase common shares or preferred shares, in each case, individually or in units, from time to time and in one or more offerings up to a total dollar amount of $2,000,000,000. Any of the securities described in this prospectus and in a prospectus supplement may be convertible into or exercisable or exchangeable for other securities that are described in this prospectus or which will be described in a prospectus supplement. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

As allowed by SEC rules, this prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. Any prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses prepared by or on behalf of us or selling securityholders or to which we have referred you, together with the information incorporated by reference as described under the headings “Where You Can find Additional Information” and “Incorporation of Certain Information by Reference,” including the risks referred to under the heading “Risk Factors” in this prospectus, in the applicable prospectus supplement and any related free writing prospectus and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered. Statements contained in this prospectus and any accompanying prospectus supplement or in any applicable free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated by reference in this prospectus contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from what is contained or incorporated by reference into this prospectus, applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, applicable prospectus supplement or any related free writing prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference therein is accurate only as of the date on its face, regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus or any sale of a security under this registration statement. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

The terms “AVAX One,” the “Company,” “we,” “our” or “us” in this prospectus refer to AVAX One Technology Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

1

About the Company

General

The Company was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 800 – 525 West 8th Avenue, Vancouver, British Columbia, Canada, V5Z 1C6, and our telephone number is (604) 757-0952.

Business Overview

AVAX One Technology, Ltd., formerly known as AgriFORCE Growing Systems Ltd., (“AVAX One” or the “Company”) was incorporated on December 22, 2017 as a private company by filing of Articles of Incorporation in the Province of British Columbia pursuant to the provisions of the Business Corporations Act (British Columbia). The Company’s registered and records office address is at 800 – 525 West 8th Avenue, Vancouver, British Columbia, Canada, V5Z 1C6. On November 13, 2025, the Company changed its name to AVAX One Technology Ltd. (the defined term the “Company” also includes the recent name change entity to AVAX One Technology Ltd.) and its Nasdaq ticker symbol to AVX.

In the fourth quarter of 2024, the Company commenced operations as a sustainable bitcoin miner, and the Company now owns and operates three Bitcoin mining facilities, one in Alberta, Canada and two in Ohio, for a total of 1,522 BITMAIN Antminer S19j units, 81 BITMAIN Antminer S19k Pro units and 50 BITMAIN Antminer S21 XP units. These facilities are powered by flared natural gas, demonstrating the Company’s promotion of sustainable energy and environmental stewardship.

Transition to AVAX One

On September 22, 2025, the Company entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain institutional and accredited investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company, subject to the restrictions and upon satisfaction of the conditions in the Subscription Agreements, agreed to sell in one or more private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Offering”), to the Investors Company common shares, no par value per share (in generality, the “Common Shares”, and the aggregate number thereof referenced in this sentence, the “Shares”). The per Share purchase price was $2.36 (the “Share Price”).

On November 5, 2025 (the “Closing Date”), upon the satisfaction of all conditions in the Subscription Agreements, the PIPE Transaction closed, and the Company issued to the Investors an aggregate of 86,690,657 Common Shares and pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 6,123,837 Common Shares in the PIPE Transaction. The Common Shares were sold at an offering price of $2.36 per Common Share, and the Pre-Funded Warrants were sold at an offering price of $2.3599 per Pre-Funded Warrant, which represents the per share offering price less the $0.0001 per share exercise price for each such Pre-Funded Warrant.

The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

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Of the aggregate $219.0 million purchase price for the Shares, an aggregate of (i) $145.4 million was paid in cash, the cryptocurrency stablecoin commonly referred to as USDC (“USDC”) based on a purchase price of $1.00 per USDC, and the cryptocurrency stablecoin commonly referred to as USDT (“USDT” and together with USDC, “Stablecoins”) based on a purchase price of $1.00 per USDT, and (ii) $73.7 million was paid in the native cryptocurrency of the Avalanche Network, referred to as AVAX Tokens (“AVAX Tokens”), which was valued for purposes of the Subscription Agreements at the volume-weighted average price of an AVAX Token (rounded to two decimal places) during the 14 consecutive calendar days ending on the Funding Payment Deadline (as defined in the Subscription Agreements) based on midnight UTC, calculated by using the hourly volume and the Messari Price as reported on messari.io (the “Specified AVAX Token Value”).

As of the Closing Date and after giving effect to the Common Shares (but not pre funded warrants) issued in the PIPE transaction, there were 93,112,148 Common Shares issued and outstanding.

Cohen & Company Securities, LLC acted as the sole placement agent in connection with the Offering.

The Company intends to use up to $10 million of the cash net proceeds from the Offering for general corporate purposes initiated after closing and for pre-existing working capital commitments or obligations, and the remaining cash net proceeds for the acquisition of AVAX Tokens. The AVAX Tokens acquired, together with the remaining net proceeds, will be used for the establishment of the Company’s cryptocurrency treasury operations to the extent consistent with the Company’s investment policy as amended or otherwise modified from time to time. In connection with the announcement of the Offering, the Company announced the launch of its digital asset treasury reserve strategy, which became effective upon the closing of the Offering, pursuant to which the Company plans to use AVAX Tokens as its primary treasury reserve asset on an ongoing basis.

The Company also intends to continue substantive operation of its Bitcoin mining business. The Company’s current management team, consisting of Jolie Kahn, as Chief Executive Officer, and Chris Polimeni, as Chief Financial Officer, will continue in their respective roles with the Company after the closing of the Offering. Furthermore, with the exception of Amy Griffith who is continuing as a director of the Company after closing, all prior directors of the Company resigned on the Closing Date of the Offering and were replaced by the newly appointed directors.

Registration Rights

In the Subscription Agreements, the Company agreed to, among other things, use reasonable best efforts to submit or file with the Securities and Exchange Commission (the “SEC”), within 30 calendar days after the closing of the Offering, a registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) (the “Registration Statement”), registering the resale of the Registrable Securities (as defined below), and the Company agreed to use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing and upon the earlier of (i) the twenty-fifth (25th) business day (or sixtieth (60th) business day if the SEC notifies the Company that it will “review” the Registration Statement) following the filing date and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company agreed to use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier of (a) the Investors cease to hold any Registrable Securities, (b) the date all Registrable Securities held by the Investors may be sold without restriction under Rule 144 of the Securities Act, including without any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144, and (c) three years from the effective date of the Registration Statement. “Registrable Securities” means the Shares and any Common Shares issued or issuable with respect to the Shares as a result of any share split or subdivision, share dividend, recapitalization, exchange or similar event.

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Asset Management Agreement

On September 18, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Hivemind Capital Partners, LLC (the “Asset Manager”). The Asset Manager shall provide discretionary asset management services with respect to, among other assets (including without limitation certain subsequently raised, received or allocated funds or assets), the Company’s proceeds from the Offering (the “Account Assets”) in connection with any of the Company’s digital asset strategies, in accordance with the terms of the Asset Management Agreement. The custodians under the Asset Management Agreement will consist of cryptocurrency wallet providers agreed to by the Company and the Asset Manager. The Asset Management Agreement will become effective upon closing of the Offering.

The Company shall pay the Asset Manager an annual management fee (the “Management Fee”) equal to one and one-quarter percent (1.25%) of the Account Size (as defined in the Asset Management Agreement). The Management Fee will be calculated and payable quarterly in advance, as of the first business day of each calendar quarter. In addition to the Management Fee, the Company will reimburse the Asset Manager for all documented out-of-pocket expenses incurred by the Asset Manager in connection with the performance of the Asset Manager’s duties under the Asset Management Agreement.

The Asset Management Agreement will, unless early terminated, continue in effect until the tenth anniversary of the Effective Date (as defined in the Asset Management Agreement) and, unless a party to the agreement elects to not continue the effectiveness of the Asset Management Agreement, will continue for successive five-year renewal periods upon the mutual agreement of the Asset Manager and the Company. The Asset Management Agreement may be terminated at any time for cause (i) by the Company upon at least 30 days prior written notice to the Asset Manager and (ii) by the Asset Manager upon at least 60 days prior written notice to the Company. The Asset Manager may immediately terminate the Asset Management Agreement upon written notice to the Company if the Asset Manager reasonably determines that the continuation of its services or the Asset Management Agreement would result in a violation of any applicable law, regulation, or regulatory guidance.

Strategic Advisor Agreement

On the Closing Date, in connection with the closing of the PIPE Transaction, the Company entered into two Strategic Advisor Agreements (each, a “Strategic Advisor Agreement” and collectively, the “Strategic Advisor Agreements”) with each of Anthony Scaramucci (through Ground Tunnel Capital LLC) and Brett Tejpaul (Messrs. Scaramucci and Tejpaul are collectively referred to as the “Strategic Advisors”), pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the digital asset and financial services sector for an initial term of one year, which will automatically renew for up to two successive one year periods unless the respective Strategic Advisor or the Company provides written notice of its intention not to extend. Either the Company or the Strategic Advisor may terminate a Strategic Advisor Agreement upon 30 days’ prior written notice to the other party in the event of a material breach that remains uncured at the end of such 30-day period or immediately upon written notice to the other party in the event of willful misconduct, gross negligence, or fraud by such other party or any allegation thereof.

Pursuant to the terms of each Strategic Advisor Agreement, the Company issued to the Strategic Advisors an aggregate of 928,145 restricted Common Shares (the “Strategic Advisor Shares”). These Shares vest monthly over a period of 36 months in equal increments in the aggregate of 1/36 of the total Strategic Advisor Shares per month, and if the Agreements are terminated at the end of any one year period, any unvested shares will be forfeited. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

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On September 17, 2025, the Company’s Board of Directors approved the issuance of restricted Common Shares to the following parties in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, which shares shall be issued on September 18, 2025 at a price equal to the per share closing price on September 17, 2025. All shares issued hereunder are subject to lockup agreements entered into by those officers and directors in January 2025.

Each of directors, David Welch, John Meekison, Elaine Goldwater and Richard Levychin, received 42,194 restricted common shares, and director, Amy Griffith received 21,097 restricted common shares.

Jolie Kahn received 46,413 restricted common shares owed to her for compensation due for prior services rendered.

Each of Jolie Kahn and Chris Polimeni received an equity bonus of 105,485 restricted common shares in recognition of prior services to the Company.

David Welch shall receive 42,194 restricted common shares in recognition of prior services to the Company.

On September 15, 2025 and September 17, 2025, Company common shares were issued to the following parties in partial conversion of the Debentures previously issued to them by the Company in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

09/15/25	Pioneer Capital Anstalt	156,155

09/17/25	Anson Investments Master Fund	193,440

09/17/25	Anson East Master Fund LP	54,560

On November 19, 2925, the Company’s Board of Directors (the “Board”) has authorized a share repurchase program of up to $40 million of the Company’s common shares. The Board will periodically review the Company’s Repurchase Program and may decide to extend its term or increase the authorized amount. Repurchases under the program, which has a one year term, may be made from time to time through open market purchases or other means permitted under applicable securities laws and regulations. The timing and amount of repurchases under the program will depend on market conditions, regulatory requirements, capital allocation alternatives, and other corporate considerations. The Company is not obligated to repurchase any specific number of shares, and the program may be suspended or discontinued at any time.

As of November 12, 2025, the Company purchased in the ordinary course of business 7,220,216.61 AVAX tokens from the Avalanche Foundation for a total purchase price of $80,000,000.

Reverse Share Split

On July 28, 2025, the Company effected a one-for-nine reverse share split of the Company’s issued and outstanding common shares (the “Reverse Split”). As a result of the Reverse Split, every 9 shares of the Company’s old common shares were converted into one share of the Company’s new common shares. Fractional shares resulting from the Reverse Split were sold at the then prevailing price on the open market, with the proceeds being distributed on a pro-rata basis to the impacted shareholders. The Reverse Split automatically and proportionately adjusted all issued and outstanding shares of the Company’s common shares, as well as convertible debentures, convertible features, prefunded warrants, options and warrants outstanding at the time of the date of the Reverse Split. The exercise price on outstanding equity-based grants was proportionately increased, while the number of shares available under the Company’s equity-based plans was proportionately reduced. Share and per share data (except par value) for the periods presented reflect the effects of the Reverse Split. References to numbers of common shares and per share data in the accompanying financial statements and notes thereto for periods ended prior to July 28, 2025 have been adjusted to reflect the Reverse Split on a retroactive basis.

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RISK FACTORS

Investing in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any related free writing prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, any related free writing prospectus and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, the applicable prospectus supplement, which may include additional risk factors, and any related free writing prospectus, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Declines in the broader cryptocurrency market could adversely affect the AVAX token, our business and the value of our digital assets.

The market prices of cryptocurrencies, including AVAX tokens and any others that we may hold or use in connection with our products and services, have historically been subject to extreme volatility. Broad declines in cryptocurrency values — whether due to regulatory developments, macroeconomic conditions, reduced adoption, security breaches, market manipulation, or other factors — could materially and adversely affect demand for our offerings, our financial condition, and the fair value of any digital assets we hold. Sustained or significant downturns in the cryptocurrency market could reduce customer activity, impair our ability to raise capital, and lead to write-downs or other non-cash charges, any of which could negatively impact our business and operating results and the trading price of our common shares.

In relation to our acquisition, accumulation, holding, storing, selling, transferring or otherwise using any cryptocurrencies, there is a risk that rules or regulations could change, impacting the value of any such cryptocurrencies we hold and our ability to continue to use them or how we recognize, use and value them.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our common stock. Moreover, the risks of us engaging in a cryptocurrency treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future. Additional risks include, but are not limited to, changes in how we must value any cryptocurrencies we hold, which could impact our balance sheet and income statement, or our ability to hold, use or dispose of them. In addition, new forms of taxation on the receipt, accumulation, acquisition, holding, storing, transferring, selling or otherwise using cryptocurrencies could alter, diminish or destroy the value proposition for such cryptocurrencies or how we value any cryptocurrencies we may hold at that time, which could negatively impact our balance sheet or income statement.

A principal component of our cryptocurrency treasury reserve policy is the acquisition of AVAX tokens, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate due to the highly-volatile nature of the price of such digital assets and erratic market movements.

In connection with the consummation of our recent offering of common shares and warrants, we acquired AVAX tokens for the establishment of our cryptocurrency treasury operations. Digital assets generally are highly volatile assets. In addition, digital assets do not pay interest or returns other than staking rewards and so the ability to generate a return on investment from the net proceeds of any financings will depend on whether there is appreciation in the value of digital assets following our purchases of digital assets with the net proceeds from such financings. Future fluctuations in digital asset trading prices may result in our converting digital assets into cash with a value substantially below what we paid for such digital assets. If investors perceive our share price as a proxy for AVAX tokens, the lack of a continuous redemption/creation arbitrage can cause persistent, material premiums or discounts to intrinsic value. While staking of AVAX tokens held by us can generate a return, there is no guarantee a market for staking of AVAX tokens will continue or expand or that the yield on such staking will remain at current levels.

Our common stock may trade at a substantial premium or discount to the value of the AVAX tokens we hold, and our stock price may be more volatile than the price of AVAX tokens.

The market price of our common stock reflects many factors that do not affect the spot price of AVAX tokens and may therefore diverge materially — positively or negatively — from the per-share value of our AVAX token holdings (net of cash, other assets and liabilities). These factors include, among others: our corporate-level expenses; taxes; the timing, size and pricing of equity or debt financings (including at-the-market offerings, equity line financings or convertible securities), equity awards and other sources of dilution; expectations about our future purchases or sales of AVAX tokens or staking activity; our liquidity and public float; differences in trading hours and market microstructure between our common stock and spot markets for AVAX tokens; changes in index inclusion, analyst coverage or investor sentiment toward us as an operating company; our corporate governance, financial reporting, and any actual or perceived operational, custody, technology or regulatory risks specific to us; and broader equity-market conditions independent of crypto-asset markets. As a result, our common stock may trade at a premium or discount to the value of our AVAX token holdings for extended periods, and may be more volatile than the price of tokens. Accordingly, investors could lose all or a substantial part of their investment even if the market price of AVAX tokens does not decline, and may AVAX not benefit commensurately from increases in the market price of AVAX tokens.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This base prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates” or similar expressions. Forward-looking statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements, unless required by applicable law, and you should not rely on these forward-looking statements as predictions of future events. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free-writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus, if any, to purchase AVAX tokens, additional Bitcoin Mining servers, and for general corporate purposes, including strategic acquisitions, joint ventures, expansion of existing assets, and repayment of debt and other outstanding obligations.

The amounts and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

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DESCRIPTION OF COMMON SHARES

General

We are authorized to issue an unlimited number of common shares, at no par value per share. As of December 4, 2025, we had 93,112,148 common shares issued and outstanding.

Holders of the Company’s common shares are entitled to one vote for each share on all matters submitted to a shareholder vote, except any meetings at which holders of another specified class or series of shares are entitled to vote separately. Holders of common shares do not have cumulative voting rights. At each annual general meeting number of directors to be elected for the ensuing year is set by shareholders pursuant to an ordinary resolution requiring approval by a majority of the votes cast at the meeting Once the number is set, that number of nominees receiving the greatest number of votes in favour of their election at the meeting will form the board of directors for the ensuing year. Holders of the Company’s common shares representing 33.3% of the issued and outstanding common shares entitled to vote at the meeting, , represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of at least 2/3 of the votes cast at a general meeting is required to effectuate certain fundamental corporate changes such as liquidation, amalgamation or arrangement.

Holders of the Company’s common shares are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of shares, if any, having preference over the common shares. The Company’s common shares have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company, NY, NY.

Listing

Our common shares are currently traded on the Nasdaq Capital Market under the symbol “AVX.”

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DESCRIPTION OF PREFERRED SHARES

General

The Company’s articles of incorporation authorize the issuance of an unlimited number of shares of “blank check” preferred shares, no par value per share, in one or more series, of which no shares were outstanding as of September 30, 2025, subject to any limitations prescribed by law, without further vote or action by the shareholders. Each such series of preferred shares shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred shares are available for possible future financings or acquisitions and for general corporate purposes without further authorization of shareholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or other securities exchange or market on which our shares are then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred shares being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred shares;

●	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred shares;

●	any voting rights of the preferred shares;

●	the provisions for redemption, if applicable, of the preferred shares;

●	any listing of the preferred shares on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred shares;

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

The terms, if any, on which the preferred shares may be convertible into or exchangeable for our common shares will also be stated in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common shares to be received by the holders of preferred shares would be subject to adjustment.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred shares or common shares. Warrants may be issued independently or together with any preferred shares or common shares, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common shares or preferred shares will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred shares or common shares, holders of the warrants will not have any of the rights of holders of the common shares or preferred shares purchasable upon exercise, including in the case of securities warrants for the purchase of common shares or preferred shares, the right to vote or to receive any payments of dividends on the preferred shares or common shares purchasable upon exercise.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of common shares, preferred shares or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common shares, preferred shares and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) via so called “at-the-market” or “ATM” offerings, or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

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Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common shares from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the common shares, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell common shares to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell common shares to such broker-dealer as principal, we will enter into a separate agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common shares all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Farris LLP of Vancouver Canada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated balance sheets of AgriForce Growing Systems Ltd. as of December 31, 2024 and December 31, 2023, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for the years then ended have been audited by Marcum LLP, as stated in its reports, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website, www.avax-one.com under the heading “SEC Filings” in the “Investor Relations” section of our website. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2024 filed on April 7, 2025, as amended, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025, for the quarter ended June 30, 2025, filed on August 14, 2025 and for the quarter ended on September 30, 2025, filed on November 14, 2025;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 16, 24 and 30, 2025, March 10, 2025, April 7 and 25, 2025, May 1 and 7, 2025, June 6, 2025, August 5, 2025, September 18 and 22, 2025, October 23, and 27, 2025, and November 6, 12, 13 and 20, 2025; and

●	The description of our common shares contained in our registration statement on Form 8-A filed on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (604) 757-0952 or by writing to us at the address set forth on the cover of this registration statement.

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$2,000,000,000

Common Shares

Preferred Shares

Warrants

Units

AVAX ONE TECHNOLOGY LTD.

Prospectus

                       , 2025